SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 13, 2003

Date of Earliest Event Reported: November 13, 2003

OPENTV CORP.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands

(State or Other Jurisdiction of Incorporation)

001-15473 (Commission File Number)	98-0212376 (I.R.S. Employer Identification No.)

275 Sacramento Street

San Francisco, California 94111

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 962-5000

ITEM 5.	OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On November 13, 2003, the Registrant announced that, after the conclusion of its third quarter 2003 earnings conference call conducted on November 12, 2003, DirecTV notified the Registrant that it would not extend its carriage agreement with the Registrant’s subsidiary, Wink Communications, Inc., on the terms last offered by the Registrant. A copy of the press release concerning this announcement is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial statements of businesses acquired.

None.

(b)	Pro forma financial information.

None.

(c)	Exhibits

99.1	Press Release issued November 13, 2003 by the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2003

OPENTV CORP.

By:	/s/ James Ackerman

Name:	James Ackerman
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release issued November 13, 2003 by the Registrant.